EXHIBIT 23
                                                               ----------

Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of RCN Corporation on Form S-8 (File Nos. 333-37959 and 333-38137) of our report dated June 28, 1999, on our audits of the financial statements and financial statement schedules of RCN Savings & Stock Ownership Plan as of December 31, 1998 and 1997 and for the periods ended December 31, 1998, which report is included in this Annual Report on Form 11-K







PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania


June 29, 1999